UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2011

State Bank Financial Corporation

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

000-54056	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

415 East Paces Ferry Road, NE, Suite 250
Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

(404) 475-6599

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2011, the board of directors of State Bank Financial Corporation elected Ms. Kelly H. Barrett as a director, effective immediately. Ms. Barrett was also elected to the board of directors of our subsidiary bank, State Bank and Trust Company.  Ms. Barrett serves as a member of the Independent Directors Committee, Audit Committee and the Financial Risk Committee of the board of directors.  There has been no transaction, or proposed transaction, to which we were or are to be a party in which Ms. Barrett had or has a direct or indirect material interest required to be disclosed under Item 404(a) of SEC Regulation S-K.

In accordance with the standard compensation arrangements for our directors, Ms. Barrett will receive an annual retainer of $40,000 and will receive a fee of $1,000 for attendance in person, or $500 for attendance by telephone, at each meeting of the board of directors.  Ms. Barrett will also receive an additional fee of $500 for attendance at each committee meeting of the board of directors and will receive reimbursement for reasonable travel expenses and out-of-pocket expenses incurred in connection with her activities on our behalf.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: August 2, 2011	By:	/s/ J. Daniel Speight
J. Daniel Speight
Chief Operating Officer